Exhibit 4.4
                             AMENDED AND RESTATED

                           PULSE ENGINEERING, INC.

                        NONQUALIFIED STOCK OPTION PLAN


     1. Purpose of the Plan. The purpose of this Nonqualified Stock Option Plan (the "Plan") is to serve as an incentive to, and to encourage stock ownership by, selected employees of Pulse Engineering, Inc., a Delaware corporation (the "Company"). The Plan has been developed to enable such employees of the Company to participate in the Company's growth and profitability and to induce them to remain in the employ of the Company. The Company is the surviving corporation in a merger between the Company and ECO Acquisition Corporation, a California corporation, which became effective July 31, 1986. This Plan applied to all options granted hereunder on or after April 30, 1987.

     2. Shareholder Approval and Term of Plan. This Plan shall be approved by a majority of the shareholders of the Company in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, 17 C.F.R. section 240.16b-3, after adoption by the Board of Directors of the Company (the "Board"). Options may be granted, but not exercised, prior to shareholder approval. If the Board fails to adopt this Plan or if the shareholders fail to approve this Plan, any options granted under this Plan shall be of no effect. This Plan shall terminate September 30, 1996 unless terminated earlier by the Board. The Board may terminate this Plan at any time without shareholder approval, but termination of this Plan prior to September 30, 1996 shall not affect rights and obligations with respect to options theretofore granted and then in effect.

     3. Administration of Plan. This Plan shall be administered by the Board or by a committee of three or more directors to which administration of this Plan is delegated by the Board (in either case, the "Committee"). No

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option shall be granted to a director or officer of the Company except by the
Board or the Committee, a majority of which Board and a majority of the directors acting in the matter, or all members of the Committee, are "disinterested" as that term is defined in Rule 16b-3 promulgated pursuant to
Section 16 of the Securities and Exchange Act of 1934 and if such disinterested administration is required in order to comply with Rule 16b-3. The Committee may delegate nondiscretionary administrative duties to such employees of the Company as it shall deem proper. The Committee may make such rules and regulations as it deems necessary to administer this Plan and to interpret the provisions of this Plan. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of this Plan or any option granted under this Plan shall be final, conclusive and binding. No member of the Committee shall be liable for any determination, decision or action made with respect to this Plan or an option granted under this Plan.

     4.   Eligibility.
          4.1 Eligible Employees. The Committee shall not grant an option under the Plan to any employee who owns stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company, or any parent or subsidiary of the Company. Except as provided in Section 4.2 below, all employees of the Company or any parent or subsidiary of the Company (including subsidiaries which become such after the adoption of the Plan) who are selected by the Committee shall be eligible to participate in the Plan.
No person shall be granted an option under the Plan unless, on the date of grant, such person is an employee of the Company or any parent or subsidiary of the Company.

          4.2 Persons Ineligible. Options may not be granted under this Plan to the President of the Company or to those senior management employees who report directly to the President.

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     5.   Stock Subject to the Plan.  The stock subject to the options shall be shares of the Company's authorized but unissued or acquired or reacquired Class A Voting Common Stock ("Voting Common Stock"). Subject to the provisions of Sections 7.8 and 10 of the Plan, the maximum aggregate number of shares for which options may be granted and sold under the Plan is 158,000 shares.

     6. Time of Grant. The Committee shall not grant options until all securities of the Company issued under the Plan are qualified under the California Corporate Securities Law of 1968, as amended, and other applicable state securities laws. No options may be granted under the Plan after September 30, 1991.

     7. Terms and Conditions of Options. Any option granted pursuant to the Plan shall be evidenced by an agreement, which agreement shall comply with and be subject to the following terms and conditions:

          7.1 Number of Shares. Each option shall state the number of shares to which it pertains.

          7.2 Exercise of Installments. Each option granted under the Plan shall become exercisable ("vest") in installments. All options granted under the Plan shall become exercisable at a rate no less favorable to an optionee than 20% per year. Each installment, or any part thereof, shall become exercisable ("vest") commencing with the vesting dates as follows:

                        Vesting Dates for Installments
                 -------------------------------------------
                    Percentage              Corresponding
                      Vesting               Vesting Dates
                   ------------          ------------------
                         50%               October 1, 1991

                         50%               October 1, 1992

Notwithstanding any provision of the Plan to the contrary, the Committee may accelerate the earliest date or dates upon which any outstanding options are

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exercisable.  Each installment of an option may be exercised any time after the installment first becomes exercisable (the vesting date); but not later than September 30, 1996, subject, however, to the other provisions of the Plan. Each option shall by its terms provide that it is not exercisable after September 30, 1996.

          7.3 Option Exercise Price. Each option shall state the option price. The option exercise price for options granted to employees shall be not less than 85% of the fair market value of the shares subject to the option on the date the option is granted.

          7.4 Method of Exercise. An option shall be exercised by delivery of both written notice of exercise to the Company at its principal place of business by the person entitled to exercise the option and payment for the shares with respect to which the option is exercised. Payment shall be:

               (a) By bank certified or cashier's check; or

               (b) By the optionee's personal recourse promissory note for all or part of the option price, which promissory note is secured by a security interest in the shares issuable upon exercise of such option. Such promissory note shall be in the form and contain such terms as are determined by the Committee, including a term of not less than two years, and shall bear interest at a rate determined by the Committee at the time of exercise of the option, which interest rate shall be the lowest rate which will not cause (i) imputation of interest pursuant to Section 483 of the Internal Revenue Code of 1954, as amended, (ii) the inclusion in the gross income of any party of any original issue discount pursuant to Section 1271, et seq., of the Internal Revenue Code of 1954, as amended, (iii) the inclusion in the gross income of any party of any original issue discount, or other amounts treated as

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transferred, retransferred or received, pursuant to Section 7872 of the
Internal Revenue Code of 1954, as amended, or (iv) any similar tax consequences under any similar or successor provisions of the Internal Revenue Code of 1954, as amended.

     Until an optionee becomes a shareholder of record, no right to vote or to receive dividends or any other rights as a shareholder shall exist with respect to shares notwithstanding the exercise of the option. No adjustment shall be made for dividend or other rights as to which the record date precedes the date the optionee becomes a shareholder of record, except as provided in Section 7.8. Options may not be exercised as to fractional shares. As soon as reasonably practicable after receipt by the Company of a notice of exercise, the Company shall deliver to the optionee at the principal office of the Company, or at such other appropriate place as may be determined by the Board, a certificate or certificates for shares of stock with respect to which the option is exercised. The options granted in accordance with this Plan shall be subject to any legend and restriction imposed pursuant to any applicable state, federal or foreign securities law. Notwithstanding the foregoing, the Company may postpone delivery of any certificate or certificates after notice of exercise for such reasonable period as may be required to comply with any applicable listing requirements of any national or other securities exchange. In the event an option shall be exercisable by any person other than the optionee, the required notice under this Section 7.4 shall be accompanied by appropriate proof of the right of such person to exercise the option.

          7.5 Rights and Obligations Upon Exercise. All shares of stock issued upon exercise of an option shall be subject to the terms and conditions of Sections 5, 6 and 7 of a standard Stock Subscription Agreement of the Company regarding restrictions on transfer, rights of first refusal, third party sales, registration rights, legends and matters related thereto, a copy

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of which is attached hereto as Exhibit 1.  These terms shall be incorporated in the agreement evidencing any option granted under this Plan.

          7.6 Term of Options. The term of an option granted under the Plan shall be determined by the Committee at the time of grant, consistent with the provisions of the Plan, but in no event shall extend beyond September 30, 1996. In no event shall any option be exercisable after the expiration of its term.

          7.7 Termination of Employment. all options granted to an optionee under the Plan which have not otherwise expired or been exercised shall terminate three months after the date such optionee ceases, for any reason, to be an employee of the Company, its parents or subsidiaries. During the three month period following any termination of employment, an optionee may exercise any or all of such optionee's option rights under the Plan, but only to the extent such option rights are exercisable on the date of termination of employment. Notwithstanding the foregoing:

               (a) In the event of a termination of employment of an optionee due to the optionee's death, the personal representative of the optionee or any person or persons to whom the rights of the optionee under such options pass by will or by the applicable laws of descent and distribution may, at any time within a period of six months after the death of such optionee, exercise any or all of such option rights to the extent such option rights are exercisable on the date of death of such optionee, provided that no option shall be exercisable, in whole or in part, after September 30, 1996;

               (b) In the event such a termination of optionee's employment is due to the disability of the optionee (within the meaning of Section 37(e)(3) of the Internal Revenue Code of 1954, as amended), the optionee, optionee's
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guardian or legal representative, or (in the event of optionee's death) the personal representative of the optionee or any person or persons to whom the rights of the optionee under such options pass by will or by the applicable laws of descent and distribution, may, at any time within a period of one year after the optionee's termination of employment, exercise any or all of such option rights to the extent such option rights are exercisable on the date of the termination of employment, provided that no option shall be exercisable, in whole or in part, after September 30, 1996.

     The Committee shall determine whether an authorized leave of absence, absence for military or governmental service or disability shall constitute termination of employment for purposes of this Section 7.7.

          7.8 Recapitalization. Subject to any required action by the Company's shareholders, the number of shares of Voting Common Stock which may be purchased upon the exercise of each outstanding option, and the exercise price per share set forth in such options, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Voting Common Stock of the Company resulting from any subdivision or consolidation of shares, the payment of a stock dividend, or any other transaction in which the Company increases or decreases its issued shares of Voting Common Stock but does not receive payment for such shares, but excluding conversion or exchange of securities which are convertible or exchangeable into shares of Voting Common Stock of the Company. Any fraction of a share subject to an option that would otherwise result from an adjustment pursuant to this Section 7.8 shall be rounded downward to the next full number of shares without other compensation or consideration to the holder of such option.

          7.9 Mergers, Sale of All Assets, or Dissolution. Subject to any required action by the Company's stockholders, if the Company shall be the

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surviving corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the securities and/or other property to which a holder of the number of shares of the Company's Voting Common Stock subject to the option would have been entitled in such merger or consolidation, provided that if such merger or consolidation in which the Company shall be the surviving corporation constitutes, in substance, a sale or transfer of all of the outstanding Voting Common Stock of the Company, such merger or consolidation shall cause each unexercised option to terminate and each optionee shall have the right immediately prior to such merger or consolidation to exercise the options held by such optionee in whole or in part, whether or not then otherwise exercisable under the terms of this Plan. Subject to any required action by the Company's stockholders, a merger or consolidation involving the Company in which the Company is not the surviving corporation, a sale or transfer of all or substantially all of the Company's assets or a dissolution or liquidation of the Company shall cause each unexercised option to terminate; provided, however, that each optionee shall have the right immediately prior to such merger, consolidation, sale, transfer, dissolution or liquidation to exercise the options held by such optionee, in whole or in part, whether or not then otherwise exercisable under the terms of this Plan. Notwithstanding any other provision hereof, upon a sale of all the outstanding Voting Common Stock of the Company, a merger or consolidation involving the Company in which the Company is the surviving corporation, a public offering of the Voting Common Stock of the Company registered pursuant to an effective registration statement under the securities Act of 1933, as amended (the "Act"), or any other similar transaction, the Board may (but shall not be obligated to) terminate all unexercised options granted pursuant to this Plan, provided that in such event the Board shall grant each optionee the right immediately prior to a termination in contemplation of such sale of stock, merger or consolidation, public offering or similar transaction, to exercise the options held by such optionee, in whole or in part, whether or not then otherwise exercisable under the terms of this Plan.

          7.10 Adjustment by Committee. To the extent that the adjustments set forth in Sections 7.8 and 7.9 relate to stock or securities of the Company, such adjustments shall be made by the Committee. The determination of the Committee shall be final, binding and conclusive. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassification, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          7.11 Withholding Taxes. Upon and after the exercise of an option, the Company shall withhold such amounts from any wages or other sums due to an optionee necessary in order for the Company to satisfy any withholding requirements in respect of any applicable income, employment or other taxes. If the amount required to be withheld exceeds 20% of the wages and other amounts then owed to the optionee, the Company at its option may determine that the exercise of the option shall not apply to some portion or all of the number of shares designated in the notice of exercise unless the optionee pays the Company in cash the amounts necessary in order for the Company to satisfy the withholding requirements.

          7.12 Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Committee may extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options to the extent not exercised and authorize the granting of new options in substitution therefor, up to the maximum aggregate number of shares for which options may be granted and sold under Section 5 of the Plan.

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          7.13 Reports to Optionees.  The Company shall provide financial and other information regarding the Company to each optionee at least annually while such optionee's option is outstanding. Such financial and other information shall be the information regularly provided by the Company to each of its shareholders, and shall be provided to such optionee when and substantially in the manner provided to the Company's shareholders.

          7.14 Other Provisions. The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the sale of stock acquired upon exercise of the option, as the Committee shall deem advisable.

     8. Non-assignability of Options. Options granted under the Plan may not be sold, pledged, assigned or transferred in any manner otherwise than by will or by the laws of descent and distribution, and may be exercised during the lifetime of an optionee only by such optionee or by such optionee's guardian or legal representative. Notwithstanding the foregoing, in the event of a termination of an optionee's employment due to the optionee's death or disability, the optionee, the optionee's guardian or legal representative, or (in the event of the optionee's death) the optionee's personal representative or any person or persons to whom the rights of the optionee under the option pass by will or by the applicable laws of descent and distribution, may, subject to Section 7 of the Plan, exercise the option to the extent and on the terms set forth in Section 7.7.

     For purposes of this Section 8, an optionee shall be deemed disabled if, and only if, optionee is disabled within the meaning of Section 37(e)(3) of the Internal Revenue Code of 1954, as amended.

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     9.   Term of Plan.  The Plan shall become effective upon its adoption by the Board of Directors and shall continue in effect until September 30, 1996.

     10. Amendment of the Plan. The Board of Directors may amend the Plan from time to time in such respects as are permitted by law. Any such amendment of the Plan shall be subject to the approval of the Company's shareholders, if required by law or the terms of this Plan. An amendment shall require shareholder approval if such amendment would (i) materially increase the benefits accruing to participants under the Plan; (ii) materially increase the number of shares which may be issued under the Plan or (iii) materially modify the requirements as to eligibility for participation in the Plan.

     11. Application of Funds. The proceeds received by the Company from the sale of stock pursuant to options granted under the Plan shall be used for general corporate purposes.

     12. Securities Law Compliance. The Committee may, in its discretion, cause the Plan, options issued hereunder and the shares to be offered pursuant to options granted hereunder to be registered and/or qualified in accordance with the applicable regulations under the Securities Act of 1933, as amended, the California Corporate Securities Law of 1968, as amended, and other applicable state securities laws. If the Company has not so registered and qualified the Plan and such options and shares, the Company may, as a condition to the exercise of any portion of an option, require the employee exercising such option to represent and warrant at the time of such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933, as amended, or any other applicable federal or state law, or any regulation or rule of any governmental agency, and for this

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purpose may require such other representations as the Company reasonably may deem to be necessary. Notwithstanding any provision of the Plan to the contrary, the Company shall not be obligated to grant any option under the Plan and no such grant shall be effective, unless such grant is effectively registered, qualified or exempt from registration and qualification under all applicable federal and state securities laws.

     13. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available, such number of the shares as shall be sufficient to satisfy the requirements of the Plan.

     14. Employment Relationship. Nothing set forth in this Plan or any option granted hereunder shall be construed so as to (i) in any way limit the right of the Company, its parents or subsidiaries to terminate any optionee's employment at any time, or (ii) confer upon any optionee any right to continue in the employ of the Company, its parents or subsidiaries.

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                   AMENDMENT TO THE PULSE ENGINEERING, INC.
                       NON-QUALIFIED STOCK OPTION PLAN

     NOW, THEREFORE, Section 7.5 of the Non-Qualified Plan is hereby amended to add the following provision to the end of the first sentence of that section:

     ; provided, however, that for as long as a Registration Statement on Form S-8 shall be in effect under the securities Act of 1933, as amended, with respect to the shares of Common Stock to be issued upon the exercise of options granted pursuant to the Plan, the legend conditions required by
     Section 7 of the standard Stock Subscription Agreement of the Company shall not be required to be placed upon certificates evidencing such Common Stock.

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                   AMENDMENT TO THE PULSE ENGINEERING, INC.
                       NON-QUALIFIED STOCK OPTION PLAN

     RESOLVED, that the Pulse Engineering, Inc. Non-Qualified Stock Option Plan is hereby amended, subject to stockholder approval, by deleting the text of Section 3, "Administration of Plan," and adding the following text:

               This Plan shall be administered by the Board or by a committee of three or more directors to which administration of this Plan is delegated by the Board (in either case, the "Committee"). No option shall be granted to a director or officer of the Company except by the Board or the Committee, a majority of which Board and a majority of the directors acting in the matter, or all members of the Committee, are "disinterested" as that term is defined in Rule 16b-3 promulgated pursuant to Section 16 of the Securities and Exchange Act of 1934 and if such disinterested administration is required in order to comply with Rule 16b-3. The Committee may delegate nondiscretionary administrative duties to such employees of the Company as it shall deem proper. The Committee may make such rules and regulations as it deems necessary to administer this Plan and to interpret the provisions of this Plan. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of this Plan or any option granted under this Plan shall be final, conclusive and binding. No member of the Committee shall be liable for any determination, decision or action made with respect to this Plan or an option granted under this Plan.